UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements for 2014 and Equity Grants for Certain Executive Officers

On February 20, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Audience, Inc. (the “Company”) approved the grants of stock options and restricted stock units (“RSUs” and together with stock options, the “Equity Grants”) to certain executive officers of the Company. On February 20, 2014, based on the recommendation of the Compensation Committee, the Board approved the 2014 compensation arrangements of Peter B. Santos consisting of (i) a base salary increase to $440,000 per year, effective as of February 17, 2014; (ii) a target bonus for 2014 of 100% of Mr. Santos’ 2014 base salary; and (iii) Equity Grants. Mr. Santos’ 2014 target bonus is for use under the Company’s 2012 Executive Incentive Compensation Plan (the “Executive Bonus Plan”). His bonus is funded based upon (A) the Company’s achievement of financial performance objectives with the key metrics being: (i) GAAP Revenue and (ii) Non-GAAP Operating Income, and (B) his achievement of individual performance objectives. Mr. Santos’ bonus opportunity under the Executive Bonus Plan will be based 70% on the Company’s performance objectives and 30% on Mr. Santos’ individual performance objectives.

The Equity Grants for Mr. Santos and the other named executive officers are as follows:

Name	Number of Shares Subject to Stock Options Approved on February 20, 2014	Stock Option per Share Exercise Price	Number of RSUs
Peter B. Santos President and Chief Executive Officer	131,000	$11.64	49,000
Kevin S. Palatnik Chief Financial Officer	51,500	11.64	19,200
Eitan Medina Vice President of Engineering	28,000	11.64	11,000

The shares subject to the stock options listed in the table above began vesting on February 17, 2014. 1/48th of the shares subject to each option shall become vested and exercisable on each monthly anniversary of the date of the stock option grant, subject to the executive officer’s continuous status as a service provider. Each such stock option was granted under the Company’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”).

The RSUs listed in the table above began vesting on February 17, 2014. 12.5% of the RSUs listed in the table above will become vested on August 17, 2014 and 12.5% of the RSUs will vest every six months thereafter, subject to the executive officer’s continuous status as a service provider. The RSUs were granted under the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: February 25, 2014	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary